Exhibit 10.5

AMENDMENT NUMBER FOUR

to the

EDS 1998 SUPPLEMENTAL EXECUTIVE RETIRMENT PLAN

Section 6.2(a) of the EDS 1998 Supplemental Executive Retirement Plan (the “Plan”) provides that the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Electronic Data Systems Corporation, a Delaware corporation (“EDS”), may amend the Plan at any time. In accordance with that authority the Committee amended the Plan on October 20, 2005 in the manner set forth below. This is the fourth amendment to the Plan, with the first, second and third amendments having been adopted on October 20, 2003, February 3, 2004 and July 23, 2004, respectively.

1. Section 3.1(a) is deleted in its entirety and is replaced with the following new Section 3.1(a):

(a)	be designated as a Participant by the Compensation and Benefits Committee, which designation is reflected on the attached Schedule “A,” as amended from time to time.

2. This Amendment is effective October 20, 2005.

IN WITNESS WHEREOF, this Amendment Number Four is executed on this 31st day of July, 2006.

COMPENSATION AND BENEFITS COMMITTEE OF THE BOARD OF DIRECTORS OF ELECTRONIC DATA SYSTEMS CORPORATION

FOR THE COMMITTEE:

/S/ M.E. PAOLUCCI
Michael E. Paolucci, Secretary